Exhibit 99.1

Brightcove Announces Financial Results for Fourth Quarter and Fiscal Year 2017

BOSTON, MA (February 22, 2018) – Brightcove Inc. (Nasdaq: BCOV), the leading provider of cloud services for video, today announced financial results for the fourth quarter and fiscal year ended December 31, 2017.

“Brightcove finished 2017 with strong fourth quarter results that exceeded expectations on both the top and bottom line. We are seeing strong demand across products and geographies, and we continue to improve our efficiency across the business,” said Andrew Feinberg, Brightcove’s Acting Chief Executive Officer.

Feinberg added, “As we move into 2018 we have two primary strategic priorities: return to double-digit revenue growth by the fourth quarter and enhance our margins going forward. We believe Brightcove is well positioned to deliver significant value to customers and shareholders. We have the best product portfolio in our history and a go-to-market team that is well-aligned to drive improved growth.”

Gary Haroian, Brightcove’s Chairman of the Board, said, “The Board has been pleased with the Company’s performance in the second half of 2017 and the job Andy Feinberg has done. The Board continues to take a deliberate and thoughtful approach to evaluating candidates, including Andy, and anticipate naming a permanent CEO as soon as we complete our search process.”

Fourth Quarter 2017 Financial Highlights:

•	Revenue for the fourth quarter of 2017 was $40.1 million, an increase of 4% compared to $38.6 million for the fourth quarter of 2016. Subscription and support revenue was $36.9 million, an increase of 2% compared with $36.1 million for the fourth quarter of 2016.

•	Gross profit for the fourth quarter of 2017 was $23.8 million, representing a gross margin of 59%, compared to a gross profit of $23.3 million for the fourth quarter of 2016. Non-GAAP gross profit for the fourth quarter of 2017 was $24.5 million, representing a non-GAAP gross margin of 61%, compared to a non-GAAP gross profit of $24.8 million for the fourth quarter of 2016. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and costs to exit a facility.

•	Loss from operations was $1.3 million for the fourth quarter of 2017, compared to a loss from operations of $3.7 million for the fourth quarter of 2016. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and costs to exit a facility, was $1.3 million for the fourth quarter of 2017, compared to non-GAAP loss from operations of $309,000 during the fourth quarter of 2016.

•	Net loss was $1.4 million, or $0.04 per diluted share, for the fourth quarter of 2017. This compares to a net loss of $4.4 million, or $0.13 per diluted share, for the fourth quarter of 2016. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and costs to exit a facility, was $1.3 million for the fourth quarter of 2017, or $0.04 per diluted share, compared to a non-GAAP net loss of $988,000 for the fourth quarter of 2016, or $0.03 per diluted share.

•	Adjusted EBITDA was $2.3 million for the fourth quarter of 2017, compared to $803,000 for the fourth quarter of 2016. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, depreciation expense, costs to exit a facility, other income/expense, and the provision for income taxes.

•	Cash flow from operations was $5.2 million, compared to $3.4 million for the fourth quarter of 2016.

•	Free cash flow was $4.2 million after the company invested $1.0 million in capital expenditures and capitalization of internal-use software during the fourth quarter of 2017. Free cash flow was $2.4 million for the fourth quarter of 2016.

•	Cash and cash equivalents were $26.1 million as of December 31, 2017 compared to $22.1 million at September 30, 2017.

Full Year 2017 Financial Highlights:

•	Revenue for the full year 2017 was $155.9 million, an increase of 4% compared to $150.3 million for 2016. Subscription and support revenue for 2017 was $143.2 million, an increase of 1% compared with $142.0 million for 2016.

•	Gross Profit was $91.3 million for 2017, compared to $94.4 million for 2016, representing a gross margin of 59% for 2017. Non-GAAP gross profit was $94.0 million for 2017, compared to $97.8 million for 2016, and a representing a non-GAAP gross margin of 60%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and costs to exit a facility.

•	Loss from operations was $19.7 million for 2017, compared to a loss from operations of $9.0 million for 2016. Non-GAAP loss from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets, costs to exit a facility, executive severance and merger-related expenses, was $9.0 million for 2017, compared to a non-GAAP income from operations of $1.0 million for 2016.

•	Net loss was $19.5 million, or $0.57 per diluted share, for 2017. This compares to a net loss of $10.0 million, or $0.30 per diluted share, for 2016. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, costs to exit a facility, executive severance and merger-related expenses, was $8.8 million for 2017, or $0.26 per diluted share, compared to non-GAAP net income of $8,000 for 2016, or $0.00 per diluted share.

•	Adjusted EBITDA loss was $4.5 million for 2017, compared to adjusted EBITDA of $5.7 million for 2016. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, costs to exit a facility, executive severance, other income/expense, and the provision for income taxes.

•	Cash flow used in operations was $6.4 million for 2017, compared to cash from operations of $11.1 million for 2016.

•	Free cash flow was negative $10.6 million after we invested $4.2 million in capital expenditures and capitalization of internal-use software during 2017. Free cash flow was 5.9 million for 2016.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Fourth Quarter and Recent Highlights:

•	Average revenue per premium customer was $73,000 in the fourth quarter of 2017, excluding starter customers who had annualized revenue of $5,000 per customer. This is an increase of 3% from $71,000 in the comparable period in 2016.

•	Recurring dollar retention rate was 87% in the fourth quarter of 2017, which was below our historical target in the low to mid 90% range.

•	Ended the quarter with 4,168 customers, of which 2,167 were premium.

•	Media and enterprise customers who expanded their relationship during the quarter included: Adobe Systems, AMC Entertainment, Burberry, Discover, Fox News Network, Franklin Templeton Investments, Hudson’s Bay, Hugo Boss, Le Figaro, McKesson, Schlumberger Ltd, Sky News Australia, Starwood Hotels, Subway, Trinity Mirror and Yahoo Japan, among others.

•	Won the award for Best Video Distribution Platform at the 2017 Digiday Video Awards, which honor the most outstanding and inspired work in branded digital video, video marketing and video advertising by brands, agencies, and technology companies.

Business Outlook

Based on information as of today, February 22, 2018, the Company is issuing the following financial guidance:

First Quarter 2018:

•	Revenue is expected to be in the range of $40.0 million to $40.5 million, including approximately $3.0 million of professional services revenue.

•	Non-GAAP loss from operations is expected to be in the range of $1.9 million to $2.4 million, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $700,000.

•	Adjusted EBITDA loss is expected to be in the range of $800,000 to $1.3 million, which excludes stock-based compensation of approximately $1.7 million, the amortization of acquired intangible assets of approximately $700,000, depreciation expense of approximately $1.1 million and other income/expense and the provision for income taxes of approximately $200,000.

•	Non-GAAP net loss per share is expected to be $0.06 to $0.08, which excludes stock-based compensation of approximately $1.7 million and the amortization of acquired intangible assets of approximately $700,000, and assumes approximately 34.9 million shares outstanding.

Full Year 2018:

•	Revenue is expected to be in the range of $164.0 million to $168.0 million, including approximately $11.5 million of professional services revenue.

•	Non-GAAP income/loss from operations is expected to be in the range of a loss of $1.5 million to income of $1.5 million, which excludes stock-based compensation of approximately $7.2 million and the amortization of acquired intangible assets of approximately $2.3 million.

•	Adjusted EBITDA is expected to be in the range of $2.5 million to $5.5 million, which excludes stock-based compensation of approximately $7.2 million, the amortization of acquired intangible assets of approximately $2.3 million, depreciation expense of approximately $4.1 million and other income/expense and the provision for income taxes of approximately $600,000.

•	Non-GAAP net income/loss per diluted share is expected to be a loss of $0.06 to income of $0.02, which excludes stock-based compensation of approximately $7.2 million and the amortization of acquired intangible assets of approximately $2.3 million, and assumes approximately 35.2 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, February 22, 2018, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13675707. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ:BCOV) is the leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has thousands of customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the first fiscal quarter of 2018 and full year 2018, our position to execute on our go-to-market strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, the amortization of acquired intangible assets, costs to exit a facility, executive severance and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, costs to exit a facility, executive severance, other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees. Costs to exit a facility include termination fees and the disposal of property and equipment in connection with the closure of certain facilities for the purpose of consolidating the Company’s data centers. Executive severance represents severance paid to the former CEO of the Company. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Phil LeClare

Brightcove, Inc

pleclare@brightcove.com

617-674-6510

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$26,132	$36,813
Accounts receivable, net of allowance	25,236	21,575
Prepaid expenses and other current assets	7,036	5,897

Total current assets	58,404	64,285
Property and equipment, net	9,143	9,264
Intangible assets, net	8,236	10,970
Goodwill	50,776	50,776
Deferred tax asset	87	121
Other assets	969	1,008

Total assets	$127,615	$136,424

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,142	$5,327
Accrued expenses	13,621	15,705
Capital lease liability	228	489
Equipment financing	26	307
Deferred revenue	39,370	34,665

Total current liabilities	59,387	56,493
Deferred revenue, net of current portion	244	91
Other liabilities	1,228	1,644

Total liabilities	60,859	58,228
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	238,700	230,788
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(809)	(1,172)
Accumulated deficit	(170,299)	(150,583)

Total stockholders’ equity	66,756	78,196

Total liabilities and stockholders’ equity	$127,615	$136,424

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenue:
Subscription and support revenue	$36,893	$36,086	$143,159	$142,022
Professional services and other revenue	3,208	2,539	12,754	8,244

Total revenue	40,101	38,625	155,913	150,266
Cost of revenue: (1) (2)
Cost of subscription and support revenue	12,484	12,970	50,664	48,011
Cost of professional services and other revenue	3,834	2,383	13,954	7,836

Total cost of revenue	16,318	15,353	64,618	55,847

Gross profit	23,783	23,272	91,295	94,419

Operating expenses: (1) (2)
Research and development	7,557	7,786	31,850	30,171
Sales and marketing	12,938	14,193	57,294	54,038
General and administrative	4,619	4,977	21,847	19,167
Merger-related	—	—	—	21

Total operating expenses	25,114	26,956	110,991	103,397

Loss from operations	(1,331)	(3,684)	(19,696)	(8,978)
Other income (expense), net	24	(471)	547	(598)

Net loss before income taxes	(1,307)	(4,155)	(19,149)	(9,576)
Provision for income taxes	65	208	370	410

Net loss	$(1,372)	$(4,363)	$(19,519)	$(9,986)

Net (loss) income per share—basic and diluted
Basic	$(0.04)	$(0.13)	$(0.57)	$(0.30)
Diluted	(0.04)	(0.13)	(0.57)	(0.30)

Weighted-average shares—basic and diluted
Basic	34,692	33,877	34,376	33,189
Diluted	34,692	33,877	34,376	33,189
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$131	$120	$439	$324
Cost of professional services and other revenue	62	59	251	217
Research and development	431	333	1,563	1,275
Sales and marketing	797	690	2,750	2,320
General and administrative	528	545	2,240	1,876
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$508	$2,031	$2,031
Research and development	—	31	11	126
Sales and marketing	167	244	692	959

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Twelve Months Ended December 31,
	2017	2016
Operating activities
Net loss	$(19,519)	$(9,986)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,257	7,796
Stock-based compensation	7,243	6,012
Deferred income taxes	38	(47)
Provision for reserves on accounts receivable	203	230
Loss on disposal of equipment	—	155
Changes in assets and liabilities:
Accounts receivable	(3,811)	(559)
Prepaid expenses and other current assets	(1,484)	(894)
Other assets	56	(299)
Accounts payable	1,758	733
Accrued expenses	(2,930)	3,172
Deferred revenue	4,748	4,764

Net cash provided by operating activities	(6,441)	11,077

Investing activities
Cash paid for purchase of intangible asset	—	(300)
Purchases of property and equipment, net of returns	(1,102)	(1,307)
Capitalization of internal-use software costs	(3,010)	(3,887)
Decrease in restricted cash	—	201

Net cash used in investing activities	(4,112)	(5,293)

Financing activities
Proceeds from exercise of stock options	520	4,555
Payments of withholding tax on RSU vesting	(268)	(405)
Proceeds from equipment financing	—	604
Payments on equipment financing	(307)	(271)
Payments under capital lease obligation	(489)	(850)

Net cash provided by (used in) financing activities	(544)	3,633

Effect of exchange rate changes on cash and cash equivalents	416	(241)

Net increase in cash and cash equivalents	(10,681)	9,176
Cash and cash equivalents at beginning of period	36,813	27,637

Cash and cash equivalents at end of period	$26,132	$36,813

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GROSS PROFIT:
GAAP gross profit	$23,783	$23,272	$91,295	$94,419
Stock-based compensation expense	193	179	690	541
Amortization of acquired intangible assets	508	508	2,031	2,031
Costs to exit a facility	—	845	—	845

Non-GAAP gross profit	$24,484	$24,804	$94,016	$97,836

LOSS FROM OPERATIONS:
GAAP loss from operations	$(1,331)	$(3,684)	$(19,696)	$(8,978)
Stock-based compensation expense	1,949	1,747	7,243	6,012
Merger-related expenses	—	—	—	21
Amortization of acquired intangible assets	675	783	2,734	3,116
Costs to exit a facility	—	845	—	845
Executive severance	—	—	700	—

Non-GAAP income (loss) from operations	$1,293	$(309)	$(9,019)	$1,016

NET LOSS:
GAAP net loss	$(1,372)	$(4,363)	$(19,519)	$(9,986)
Stock-based compensation expense	1,949	1,747	7,243	6,012
Merger-related expenses	—	—	—	21
Amortization of acquired intangible assets	675	783	2,734	3,116
Costs to exit a facility	—	845	—	845
Executive severance	—	—	700	—

Non-GAAP net income (loss)	$1,252	$(988)	$(8,842)	$8

GAAP diluted net loss per share	$(0.04)	$(0.13)	$(0.57)	$(0.30)

Non-GAAP diluted net income (loss) per share	$0.04	$(0.03)	$(0.26)	$0.00

Shares used in computing GAAP diluted net loss per share	34,692	33,877	34,376	33,189
Shares used in computing Non-GAAP diluted net income (loss) per share	35,525	33,877	34,376	34,620

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(1,372)	$(4,363)	$(19,519)	$(9,986)
Other expense, net	(24)	471	(547)	598
Provision for income taxes	65	208	370	410
Merger-related expenses	—	—	—	21
Depreciation and amortization	1,650	1,895	7,257	7,796
Stock-based compensation expense	1,949	1,747	7,243	6,012
Costs to exit a facility	—	845	—	845
Executive severance	—	—	700	—

Adjusted EBITDA	$2,268	$803	$(4,496)	$5,696